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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112082) and in the Registration Statements on Form S-8 (Nos. 333-103655, 333-89438, 333-61446, 333-82473, 333-60779 and 333-58285) of Evolving Systems, Inc. of our report dated March 22, 2004, relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Annual Report on Form 10-K.

/S/PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
March 22, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS